Exhibit 10.34

TIANJIN RURAL COOPERATIVE BANK

Form of Loan Agreement
(English Translation)

The Borrower (Party A): Tianjin Yayi Industrial Co., Ltd.

The Lender (Party B): Tianjin Rural Cooperative Bank Kexing Branch

The Borrower (Party A): Tianjin Yayi Industrial Co., Ltd.
Address: Block D1CXinmao Science and Technology Park, Huayuan Industrial Park, Tianjin, China. 300384
Legal representative: Li Liu

The Lender (Party B): Tianjin Rural Cooperative Bank Kexing Branch
Address: 11086# Yinshui Road, Huayuan Industrial Park, Tianjin, China. 300384
Legal representative (person in charge): Liqiang Cao

Chapter1. General provisions

Due to the desire of business operation, Party A applies the loan from Party B. Pursuant to its review, Party B grants the loan according to the provisions and conditions of this contract.

To evidence both parties’ rights and duties, Party A and B have entered into the following agreement after negotiation in accordance with relevant laws and regulations of China.

Chapter 2. Use of the Loan

Article1. Pursuant to the negotiation of both parties:

1.1 The loan under this contract shall only be used as working capital.

1.2 Without party B’s written consent, party A may not change the use of the loan under the contract.

Chapter 3. Currency, Amount and Term of the Loan

Article2. The currency of the loan under the contract is RMB, in amount of 8,000,000 yuan.

Article3. The term of the loan under the contract is 12 months from June 3, 2010 till June 2, 2011.

Article4. Subject to Article 11 of this contract, Party B should disburse the loan at one time to Party A’s account opened with Party B on June 3rd, 2010. The interest of loan shall be calculated starting on the date of disbursement of the loan to Party A.

Chapter 4. Interest Rate of the Loan and Interest Calculation

Article5. Party A should pay the interest of the loan to Party B according to the contract. The monthly interest rate of the loan under the contract is 0.48675%.

After the execution of the contract but before the disbursement of the loan, if the People’s Bank of China adjusts the benchmark interest rate, which is applicable to the loan under this contract, Party B has the right to adjust the interest rate according to Article 8 of this contract.

Article6. If Party A does not repay the principal of the loan under the contract, Party B is entitled to charge an additional 50% of the contracted interest rate as the overdue penalty interest starting on the date of overdue until Party A pays off all the principal and accrued interest of the loan.

If Party A does not use the loan in a way set forth in this contract, Party B is entitled to charge an additional 100% of the contracted interest rate as the penalty interest starting on the date of misuse until Party A pays off all the principal and accrued interest of the loan.

Article7. Under the contract, the interest of the loan shall be paid on a quarterly basis on the 20th day of the last month of each quarter.

Article8. After the loan has been issued, the interest rate of the loan will be the same if the People’s Bank of China adjusts the benchmark interest rate.

Article9. The calculation of interest is on the basis of 365 days annually and starts on the date when the loan is actually disbursed.

Article10. If Party A fails to pay the interest promptly, Party B is entitled to calculate compound interest according to the penalty interest rate.

Chapter 5. Issue and use the loan

Article11. Unless the following preconditions are met, Party B does not have the obligation to provide the loan under the contract:

1. Party A has provided all the documents which Party B required, and there is no material change to the facts disclosed in such documents or Party A has provided explanation of any changes that is satisfactory to Party B.

2. The Party A has filled in certificate of the loan, which is an integral part of the contract with the same legal effect as the loan contract. For conflicts between the loan contract and the certificate of the loan with respect to the amount of the loan, term of the loan and interest rate of the loan, the certificate shall prevail.

3. Party A should obtain the government permit, authorization, registration and complete other legal procedures according to the relevant laws and regulations. If Party B requires notarization of the contract, Party A should provide it.

4. If the loan under the contract has security interest, Party A should ensure the notarization of the agreement of security interest, registration of the security interest and complete other legal procedures according to Party B’s requirements, and the security interest is valid.

5. No occurrence of any event of default.

Chapter 6. Loan Repayment

Article12. Party A will repay the full principal and accrued interest of the loan on June 2nd, 2011 in lump sum according to the contract.

If the maturity date is a legal holiday, the maturity date will be the next working day.

Article13. Party A should repay the full principal and accrued interest of the loan under the contract. If Party A fails to repay the full principal and interest promptly, Party B is entitled to deduct any expenses occurred, interest of the loan, and principal of the loan from any Party A’s accounts within Party B.

Article14. If the fund that Party A repays to Party B is not enough, the fund should be used to repay for the expenses occurred first, then the interest of the loan, and the principal of the loan finally.

Article15. If Party A desires to prepay the loan, it should provide written application to Party B 30 days before the repayment and obtain Party B’s written consent.

Article16. If Party A desires to extend the term of the loan, it should provide written application to Party B 30 days before and obtain Party B’s written consent.

Chapter 7. Guarantee

Article17. The loan under the contract is subject to the Comprehensive Credit Facility Agreement, between Party A and Party B, dated June 3, 2010.

Article18. Party B should enter into a separate guarantee agreement with the guarantor.

Chapter 8. Expenses and Compensation

Article19. Party A should bear all the expenses that related to loan contract and the guarantee contract, including but not limited to legal services, accounting services, auditing, insurance, notarization, appraisal, evaluation, and registration fee. Upon Party B’s request, Party A should pay the expenses described above.

Article20. Upon Party B’s request, Party A should immediately pay off and compensate all costs and expenses that occurred under the contract, including but not limited to litigation costs, attorney fees, travel fees and other costs to make the claims.

Chapter 9. Party A’s representations and warranties.

Article21. Party A is a validly existing legal entity /other organization formed in accordance with Chinese laws with independent civil capacity, to enjoy full rights, authority and powers to operate business activities with all of its assets to bear civil liability.

Article22. Party A has full rights, authorization and powers to sign the contract and carry out transactions contemplated by the contract, and has taken or obtained all necessary corporate acts and other actions and agreement to authorize the execution and performance of the contract. The contract is effective by the effective signature of Party A’s legal representative or the agent and with official seal.

Article23. Party A has obtained all the necessary government approvals and third-party consent for executing the contract. The act of execution of contract by Party A and the performance of the contract will not violate the constitutive documents/approval (if any) of the legal entity and as a party to any other contracts or agreements.

Article24. All the documents, information and evidence provided by Party A in connection with the execution and performance of the contract are all true, complete, accurate and effective. The financial statements provided by Party A give a true reflection of Party A’s financial situation as they issued.

Article25. The contract is legally valid with legally binding obligations to Party A.

Article26. Party A opens an account with Party B, and the funds under the contract are used through the account.

Article27. To ensure the legality, validity, or enforceability of the contract, Party A has completed or will complete all the necessary registration, filing or notarization procedures.

Article28. Party A was not involved in any litigation, arbitration or administrative procedure which has substantial adverse impact on Party A’s ability to perform the obligations under the contract.

Article29. Party A’s representations and warranties must always be accurate until the principal and interest loans under the contract are paid fully, and Party A will be requested to provide the relevant documents from time to time.

Article30. There is no event of default of Party A.

Article31. Party A has carefully read, fully understands and accepts the contract. Party A desires to sign and fulfill the contract.

Article32. Party A should provide true information pursuant to the requirements of Party B, and cooperate with Party B for inspection and investigation.

Article33. Party A should accept and cooperate with Party B for inspection and investigation of relevant operations, production and financial situation.

Article34. During the period of the contract, if the name and address of Party A and legal representative have changed, Party A should provide Party B a 30-day notice.

Article35. Before Party A pays off all the liabilities, in event of any activities such as merger, acquisition, dissolution, and bankruptcy to impact Party B’s right, Party A should provide Party B in written a 30-working day notice.

Article36. During the period of the contract, without Party B’s consent, Party A may not undertake any liabilities or guaranty that may adversely impact on Party A’s ability to repay the loan.

Article37. In event of any other events that may result in material adverse impact on Party A’s normal business, Party A should inform Party B by written form immediately.

Chapter 10. Event of default

Article38. Any following event shall constitute an event of default.

1. Party A fails to repay the principal and interest of the loan timely according to the contract.

2. Party A fails to use the loan in a way set forth in the contract.

3. Party A provides to Party B balance sheet, income statement or other financial statements which are false or omitting material facts, or refuses to accept the inspection and supervision of operation and financial activities and the use of loan.

4. The representations and warranties of Party A or the guarantor are proved to be untrue or misleading.

5. Party A or the guarantor defaulted in other contracts.

6. Deterioration of operation and financial situation of Party A and the guarantor.

7. The collateral under the contract is depreciated, damaged or lost.

8. Bankruptcy, liquidation, and dissolution of Party A or the guarantor.

9. Party A fails to inform Party B promptly in the following situations:

(1) Any material change of its articles of association or substantive change of business operations

(2) Material change of its accounting policies

(3) Material change of its subsidiaries or parent’s finance and operations.

(4) Any litigation, arbitration or administration procedure caused material adverse impact on Party A’s financial situation.

10. Party A breached any other provisions of the contract, and failed to make any satisfactory remedy.

11. Any other events or situation that substantially caused adverse impact on Party B’s right under the contract.

Article39. Party B is entitled to make the decision on whether any event of default has taken place and notify Party A on this. In an event of default, Party B is entitled to take one or more than one measures as follows:

1. terminate the disbursement of the loan.

2. declare the acceleration of the loan and request Party A to repay all the outstanding principal of the loan, accrued interest of the loan and other payables.

3. request Party A to increase or change the guarantor and pledge.

4. deduct from any Party A’s accounts with Party B the unpaid fund under the contract.

5. announce the exercise of any rights under the guarantee contract.

6. any other measures deemed by Party B as appropriate.

Chapter 11. Miscellaneous

Article40. Each party shall maintain any information obtained from the other party confidential except for required by law.

Article41. Without Party B’s consent, Party A may not transfer all or part of the obligations under the contract.

Article42. Without Party A’s consent, Party B may transfer its rights under the contract to any third party, provided that, Party B provides a written notice to Party A after the transfer.

Article43. Party A should repay full amount of the funds under the contract.

Article44. Any extension or preferential treatment provided by Party B to Party A shall not be deemed as waiver of Party B’s rights under the contract or affect or limit the rights of Party B according to the contract.

Article45. In any event that any provisions of the contract at any aspects become illegal, invalid or unenforceable; other provisions of the contract will not be affected.

Article46. Any modification or supplement to the contract should be made in a written form with both parties’ effective official seal.

Article47. The subhead in the contract only for the purpose of reading that can not be used for other purpose.

Article48. Any notice or requirement by each party shall be made in written.

Article49. Any and all communications to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such communication is delivered via facsimile (b) the third days after the date of transmission, if such communication is delivered via registered mail or (c) upon actual receipt by the party to whom such notice is required to be given, if sent by any means other than facsimile or registered mail.

Chapter12. Applicable law and resolving the arguments

Article50. The contract is subject to Chinese laws, and interpreted according to Chinese laws.

Article51. Any disputes arising from the performance of the contact shall be resolved through negotiation. Any dispute that may not be solved through negotiation shall be submitted to the court with jurisdiction.

Chapter13. Entry into force of the contract, changes and termination

Article52. The contract is effective by the effective signature of both Parties’ legal representatives or the agent and with official seal.

Article53. After the contract becomes effective, any Party may not terminate the contract or amend the contract without other party’s consent.

Chapter14. Appendix

Article54. Both parties can make other written agreement about the contract as appendix of the contract.

Chapter15. Supplementary provisions

Article55. There are four original copies of this contract. Each of Party A and the guarantor holds one, and the rest copies are held by Party B.

Article56. The contract is signed at Tianjin Rural Cooperative Bank Kexing Branch on June 3rd , 2010.

Party A (company seal):	Party B (company seal):

Legal representative: (or authorized agent)	Legal representative (or person in charge): (or authorized agent)